Consent of Independent Accountants



We hereby consent to the use in the Statements of Additional Information constituting parts of this Post-Effective Amendment No. 42 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 21, 1997, relating to the financial statements and financial highlights of Oppenheimer Quest Small Cap Value Fund, Oppenheimer Quest Opportunity Value Fund, Oppenheimer Quest Growth & Income Value Fund and Oppenheimer Quest Officers Value Fund (the portfolios constituting Oppenheimer Quest For Value Funds), which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" in such Statements of Additional Information and to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectuses.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Denver, Colorado
January 22, 1998


PROSP\QUESTCON.198